UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2011
______________
ADPT Corporation
(Exact name of Registrant as specified in its charter)
______________

Delaware	0-15071	94-2748530
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

691 S. Milpitas Blvd., Suite 208, Milpitas, California, 95035
(Address of principal executive offices including zip code)
(408) 945‑8600
(Registrant’s telephone number, including area code)
______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 25, 2011, the Board of Directors (the "Board") of ADPT Corporation (the “Company”) elected Warren G. Lichtenstein as Chairman of the Board.  On the same date, the Board also approved the election of Mr. Lichtenstein as President of a newly formed subsidiary of the Company that intends to engage in the business of youth sports and education.

Mr. Lichtenstein, age 45, has been a director of the Company since 2010.  He is the Chairman and Chief Executive Officer of Steel Partners LLC, a global management firm. Mr. Lichtenstein has been associated with Steel Partners LLC and its affiliates since 1990. He currently serves as the Chairman and Chief Executive Officer of Steel Partners Holdings, L.P. ("SPH") since June 1999. Mr. Lichtenstein is a Co-Founder of Steel Partners Japan Strategic Fund (Offshore), L.P., a private investment partnership investing in Japan, and Steel Partners China Access I LP, a private equity partnership investing in China since March 2006. He also co-founded Steel Partners II, L.P., a private investment partnership ("Steel Partners") in 1993.  Steel Partners is now a wholly-owned subsidiary of SPH. Mr. Lichtenstein was the Chairman of the Board, President and Chief Executive Officer of SP Acquisition from February 2007 to October 2009.  Mr. Lichtenstein has served as a director of SL Industries, Inc., a designer and manufacturer of power electronics and related products, since March 2010, and of GenCorp Inc., a technology based manufacturer of aerospace and defense products and systems, since March 2008. He previously served as a director (formerly Chairman of the Board) of SL Industries from January 2002 to May 2008 and served as its Chief Executive Officer from February 2002 to August 2005.  Mr. Lichtenstein has served as Chairman of the Board of Handy & Harman Ltd., a diversified industrial products manufacturing company, since July 2005.  He served as a director of KT&G Corporation, South Korea’s largest tobacco company, from March 2006 to March 2008. He was a director (formerly Chairman of the Board) of United Industrial Corporation, a company principally focused on the design, production and support of defense systems, which was acquired by Textron Inc., from May 2001 to November 2007. He served as a director of the predecessor entity of SPH from 1996 to June 2005, as Chairman and Chief Executive Officer from December 1997 to June 2005 and as President from December 1997 to December 2003.  He served as a director of Layne Christensen Company, a provider of products and services for the water, mineral, construction and energy markets, from January 2004 to October 2006.  He served as a director of BKF Capital Group, Inc., the parent company of Jon A. Levin & Co., an investment management firm, from June 2005 to June 2006.

In connection with the election of Mr. Lichtenstein as President of the Company's new subsidiary, he was granted an option to purchase 250,000 shares of the Company's common stock in lieu of a salary.  The option will vest in equal quarterly increments over a three year period.  The option is in addition to equity-based awards and cash compensation that Mr. Lichtenstein will receive in his capacity as a director.  In this regard, Mr. Lichetenstein and the other members of the Board were granted equity compensation on May 25, 2011 of restricted stock units to acquire 25,000 shares of the Company's common stock for their service on the Board.  The restricted stock units will vest upon the earlier of May 25, 2012 or the date in which the director ceases to be a member of the Board for any reason.

Mr. Lichtenstein, Steel Partners LLC, SPH and Steel Partners beneficially owned approximately 33.8% of the Company’s outstanding common stock at May 25, 2011.

Also on May 25, 2011, the Company entered into an Independent Contractor Agreement with Mary L. Dotz, the Company's Chief Financial Officer.  As previously reported, Ms. Dotz' employment with the Company is scheduled to terminate on May 31, 2011.  Pursuant to the agreement, Ms. Dotz will provide services during the three month period commencing June 1, 2011 (the "Consulting Period") to assist with the transition of the role of Chief Financial Officer of the Company,  as well as such other services as may be agreed by Ms. Dotz and the Company.

For her services during the Consulting Period, Ms. Dotz will be paid $18,000 a month.  In the event that Ms. Dotz should render services in excess of forty hours in any month, she will be paid an additional $400 per hour worked during such month.   If the Company terminates the agreement without cause prior to the expiration of the Consulting Period, then Ms. Dotz shall be entitled to receive payment for the remainder of the Consulting Period within twenty days of receipt of notice of the early termination.

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Company held its 2011 Annual Meeting of Stockholders on May 25, 2011.  At such annual meeting, the Company’s stockholders voted on the matters set forth below, with the final voting results also set forth below.

(1)	The stockholders elected each of the six nominees to the Board for a one-year term:

DIRECTOR	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Jon S. Castor	84,325,734	1,309,750	165,119	16,390,435
Jack L. Howard	82,971,571	2,503,999	325,033	16,390,435
Warren G. Lichtenstein	83,753,202	1,726,682	320,719	16,390,435
John Mutch	84,073,194	1,558,275	169,134	16,390,435
John J. Quicke	83,891,552	1,748,274	160,777	16,390,435
Lawrence J. Ruisi	84,350,621	1,276,649	173,333	16,390,435

(2)

The stockholders approved a proposal giving the Board the authority to effect, in its discretion prior to the Company’s 2012 Annual Meeting of Stockholders, a reverse split of the Company’s outstanding and treasury shares of common stock, at an exchange ratio ranging between 1-for-100 and 1-for-500, with the exact exchange ratio to be determined by the Board in its sole discretion, immediately followed by a forward split of the Company’s outstanding and treasury shares of common stock, at an exchange ratio ranging between 10-for-1 and 150-for-1, with the exact exchange ratio to be determined by the Board in its sole discretion, by filing amendments to the Company’s Certificate of Incorporation:

For	75,654,456
Against	9,099,026
Abstain	1,047,121
Broker Non-Votes	16,390,435

(3)	The stockholders approved, on an advisory basis, the compensation for the Company’s named executive officers:

For	74,535,081
Against	3,152,119
Abstain	8,113,403
Broker Non-Votes	16,390,435

(4)	The stockholders voted, on an advisory basis, to have the Company hold a vote every year to approve the compensation for the Company’s named executive officers:

1 Year	73,239,739
2 Years	937,824
3 Years	3,479,972
Abstain	8,143,067
Broker Non-Votes	16,390,436

Based on theses results, and consistent with the Board’s recommendation, the Board has determined that the Company will hold an advisory vote on executive compensation on an annual basis until the next required vote on the frequency of such votes.

(5)	The stockholders ratified the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2011:

For	101,638,161
Against	462,189
Abstain	90,688
Broker Non-Votes	0

Item 8.01   Other Events.

The Company has formed a new subsidiary that intends to engage in the business of youth sports and education.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADPT Corporation

By:	/s/ Mary L. Dotz
	Name:	Mary L. Dotz
	Title:	Chief Financial Officer

Dated:  May 27, 2011